Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Langer, Inc. and Subsidiaries
New York, New York

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-139882, 333-130765 and 333-92014 on Form S-3, Registration Statement Nos. 333-130764, 333-94769 and 333-110962 on Form S-8, Registration Statement No. 333-94769 on Form S-8A of Langer, Inc. and Subsidiaries of our report dated March 20, 2009, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
Melville, New York
March 20, 2009